                                                      Exhibit 23


                     INDEPENDENT AUDITORS' CONSENT
                     -----------------------------

 The Board of Directors
 Emerson Electric Co.:

 We consent to incorporation by reference in Registration Statement
 Nos. 33-60055, 33-57161, 33-38805, 33-34948, 33-34633, 33-57985,
 33-60399, 33-2739, 2-76653, 2-52671, on Form S-8 and Registration
 Statement Nos. 33-62545 and 33-39109 on Form S-3 of Emerson Electric
 Co. of our report dated November 3, 1997, relating to the consolidated balance sheets of Emerson Electric Co. and subsidiaries as of September 30, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1997, which report is incorporated by reference in the September 30, 1997 annual report on Form 10-K of Emerson Electric Co. Our report refers to change in accounting for postemployment benefits.



 /s/ KPMG PEAT MARWICK LLP
 St. Louis, Missouri
 December 17, 1997